SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Earliest Event Reported
August 23, 2007
Environmental Tectonics Corporation
(Exact name of registrant as specified in its charter)
Pennsylvania
(State or other jurisdiction of incorporation of organization)

1-10655	23-1714256
(Commission File Number)	(IRS Employer Identification Number)

County Line Industrial Park
Southampton, Pennsylvania	18966
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (215) 355-9100
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c)under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.
Item 3.02 Unregistered Sales of Equity Securities.
Item 5.03 Amendments to Articles of Incorporation.
     On August 23, 2007, Environmental Tectonics Corporation (“ETC”) entered into the Series C Preferred Stock Purchase Agreement (the “Purchase Agreement”) with H.F. Lenfest (“Lenfest”), pursuant to which, among other things, ETC issued and sold 3,300 shares of its newly-created class of Series C Cumulative Convertible Participating Preferred Stock (the “Series C Preferred Stock”) to Lenfest for $3,300,000 (the “Acquisition”). A copy of the Purchase Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
     The Series C Preferred Stock is convertible into shares of ETC’s common stock at a conversion price of $3.03 per share based on the closing price for ETC’s common stock on August 22, 2007, the trading day immediately prior to the Acquisition. The Series C Preferred Stock issued in the Acquisition is convertible into 1,089,108 shares of ETC common stock.
     In connection with the Purchase Agreement, ETC amended its Articles of Incorporation by filing a Statement With Respect to Shares of Series C Cumulative Convertible Participating Preferred Stock (the “Statement With Respect to Shares”) with the Department of State for the Commonwealth of Pennsylvania. The Statement With Respect to Shares contains the following terms:

Security:	Series C Cumulative Participating Convertible Preferred Stock.

Amount:	$3,300,000.

Liquidation Preference:	Upon liquidation, dissolution or winding up of ETC, the Preferred Stock shall have the right to receive the original investment amount plus accrued dividends. To the extent of any remaining funds or assets, the Series C Preferred Stock will participate on an as-converted basis in additional distributions.

Dividends:	10% per annum; payable on a quarterly basis but deferrable at the option of ETC until the fifth anniversary of the Acquisition.

Conversion Price:	$3.03 per share, which is equal to the closing price for ETC’s common stock on AMEX on August 22, 2007, the trading day immediately prior to the Acquisition.

Conversion By Lenfest. Lenfest may convert the Preferred Stock into shares of ETC common stock beginning on the date of Acquisition.

Automatic Conversion. The Preferred Stock will automatically convert into shares of ETC’s common stock on the fifth anniversary of the Acquisition.

Voting Rights:	The Preferred Stock will vote with ETC’s common stock on an as converted basis.

     A copy of the Statement With Respect to Shares is attached as Exhibit 3(i).1 to this Current Report on Form 8-K and is incorporated herein by reference.
     ETC granted Lenfest certain demand and “piggy back” registration rights pursuant to a Registration Rights Agreement with respect to the shares of common stock issuable upon conversion of the Series C Preferred Stock. A copy of the Registration Rights Agreement is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.
     In connection with Lenfest’s investment in the Series C Preferred Stock, ETC agreed to amend the terms of ETC’s Series B Cumulative Convertible Preferred Stock (the “Series B Preferred Stock”) to (i) increase the annual dividend rate to 10%, (ii) provide for immediate conversion at the option of Lenfest, and (iii) to remove ETC’s right to redeem the Series B Preferred Stock. ETC also agreed to discuss with AMEX the inclusion of weighted-average anti-dilution protection for the Series B Preferred Stock and Series C Preferred Stock, and, if AMEX permits inclusion of such anti-dilution protection for the Series B Preferred Stock and the Series C Preferred Stock, to amend the terms of the Series B Preferred Stock and Series C Preferred Stock accordingly. A copy of the letter agreement between ETC and Lenfest is attached as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated by reference.
     Lenfest is a member of ETC’s Board of Directors and a significant shareholder of ETC. As Lenfest is a related party as defined by Regulation S-K, ETC’s Audit Committee, comprised of Howard Kelley, Alan Mark Gemmill and Dr. George Anderson, each of whom is an independent director as defined by the AMEX rules and applicable securities laws, approved the terms and conditions of the Purchase Agreement and the transactions contemplated thereby.
     ETC is relying on the exemption to the registration requirements of the Securities Act of 1933, as amended (the “Act”), set forth in Section 4(2) of the Act and Regulation D promulgated thereunder with respect to the issuance and sale of the Preferred Stock pursuant to the Purchase Agreement and the issuance of the common stock upon the conversion of the Preferred Stock.
     ETC issued a press release on August 28, 2007 announcing the execution of the Purchase Agreement and the sale of the Preferred Stock. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits
     (d) Exhibits
3(i).1	Statement With Respect to Shares of Series C Cumulative Convertible Participating Preferred Stock

10.1	Series C Preferred Stock Purchase Agreement, dated as of August 23, 2007, between ETC and H. F. Lenfest

10.2	Registration Rights Agreement, dated as of August 23, 2007, by and between ETC and H. F. Lenfest

10.3	Letter Agreement, dated as of August 23, 2007, by and between ETC and H. F. Lenfest

99.1	Press Release, dated August 28, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENVIRONMENTAL TECTONICS CORPORATION Registrant
Date: August 29, 2007	By:	/s/ Duane D. Deaner
Duane D. Deaner
Chief Financial Officer

Exhibit Index
3(i).1	Statement With Respect to Shares of Series C Cumulative Convertible Participating Preferred Stock

10.1	Series C Preferred Stock Purchase Agreement, dated as of August 23, 2007, between ETC and H. F. Lenfest

10.2	Registration Rights Agreement, dated as of August 23, 2007, by and between ETC and H. F. Lenfest

10.3	Letter Agreement, dated as of August 23, 2007, by and between ETC and H. F. Lenfest

99.1	Press Release, dated August 28, 2007